UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  February 27, 2014

Soellingen Advisory Group, Inc.

(Exact name of Registrant as specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-55093

(Commission File Number)

90-0954373

(IRS Employer Identification No.)

777 South Flagler Drive, West Palm Beach, Florida 33401

(Address of Principal Executive Offices and Zip Code)

(561) 214-4832

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]

Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement to medications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Section 5 – Corporate Governance and Management

Item 5.01  Changes in Control of Registrant.

On February 27, 2014, Bemersyde Holdings Incorporated (“Bemersyde”), a privately owned Canadian company, acquired from Company shareholder, David Haig, a control block of stock in the Company consisting of twelve million five hundred thousand (12,500,000) shares of restricted Company common stock.  The shares of Company common stock were acquired in exchange for Bemersyde capital stock valued at US$1,250.  Bemersyde issued a specially created class of its capital stock to finance the acquisition of our common stock.  Our Principal Executive Officer, David Haig, also serves as president for Bemersyde. As a result of this acquisition, Bemersyde owns 61.17% of the issued and outstanding shares of common stock of the Company.  There are no arrangements or understandings with the former and new control groups regarding the election of directors or other matters. Composition of the Board of Directors for the Company remains as it was before consummation of the aforementioned transaction.

Item 5.02  Appointment of Certain Officers.

On February 27, 2014, William D. Webb, Jr. was appointed Chief Financial Officer for the Company.  The background information for Mr. Webb is set forth below.   A copy of Mr. Webb’s employment agreement is included herewith as an exhibit.

William D. Webb, Jr.

William D. Webb, Jr. is 54 years of age.  Mr. Webb has over 28 years of experience in financial services sector as well as independent consulting. During this time he has built retail financial services operations from the ground up by employing his problem solving skills, seeking innovation, and utilizing his signature pragmatism. He currently works with small to mid-sized financial services firms that conduct business in mergers and acquisitions, advisory services, institutional brokerage services, among others.

From the years 2012 - 2014, Mr. Webb’s positions include acting as a consultant and outsourced financial principal both for Regulatory Compliance, LLC and independently. He was the Chief Financial Officer for Allstate Financial Services, LLC from 2001 to 2012, where he built an operation with a sales force exceeding 10,000 registered representatives, as well as Treasurer for an SEC Registered Investment Adviser, and Treasurer for Allstate Distributors, LLC, a wholesale operation that marketed Allstate’s proprietary financials service products. He has also served as Chief Compliance Officer for First Trust, a Unit Investment Trust distributor with over $8 billion of assets under management.  From 1990 to 1999 Mr. Webb served as a Branch Chief for Broker-Dealer Examinations with the Securities and Exchange Commission in its Los Angeles office where he worked on several high profile cases including the Orange County Bankruptcy.

Mr. Webb has proven skills in strategy and execution management, business analysis, project management, financial reporting and capital management, including budgeting, forecasting and projections. In addition, William has worked in the accounting department for a Fortune 50 Corporation and is vastly familiar with pubic reporting company issues and managing separate regulatory reporting issues with affiliated entities. William managed and coordinated multiple teams with myriad competing corporate departments to achieve consensus and to align the greater corporate goals with any given project.  Based upon the aforementioned background and experience, Company principals believe that Mr. Webb is eminently qualified to discharge the duties required for the Chief Financial Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SOELLINGEN ADVISORY GROUP, INC.

Dated: February 27, 2014	/s/ David Haig
David Haig,
Principal Executive Officer, Principal Accounting Officer,
Chief Financial Officer, Secretary, Chairman of the Board

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